UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2007
_______________________

SYSCO CORPORATION
(Exact name of registrant as specified in its charter)
_________________________

Delaware	1-06544	74-1648137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1390 Enclave Parkway, Houston, TX 77077-2099
(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code: (281) 584-1390

N/A
(Former name or former address, if changed since last report)
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

ྑ	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

ྑ	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

ྑ	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ྑ	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINICPAL OFFICERS.

On December 14, 2007, the Board of Directors of SYSCO Corporation (the “Company”), increased the size of the Board of Directors to twelve members and elected Dr. Hans-Joachim Koerber as a member of the Board of Directors, effective January 1, 2008, on recommendation of the Corporate Governance and Nominating Committee. Dr. Koerber is serving in the class of directors who will stand for re-election to a three-year term at the November 2010 annual meeting of stockholders. Dr. Koerber has been appointed to serve as a member of the Audit and Finance Committees of the Board of Directors. Dr. Koerber will participate in the Company’s standard compensation arrangements for non-employee directors, as more particularly described in the Company’s 2007 proxy statement filed with the Securities and Exchange Commission.

There is no arrangement or understanding between Dr. Koerber and any other person pursuant to which Dr. Koerber was elected as a director of the Company. There are no transactions in which Dr. Koerber has an interest requiring disclosure under Item 404(a) of Regulation S-K, and Dr. Koerber satisfies the categorical independence standards set forth in the Company’s Corporate Governance Guidelines, and has been determined by the independent directors of the Board of Directors to be an independent director and to satisfy the requirements for Audit Committee membership. A copy of the press release announcing the election of Dr. Koerber is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Exhibits.

Exhibit Number Description

99.1   Press Release dated December 19, 2007

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, SYSCO has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSCO CORPORATION

Date: December 20, 2007	By: /s/ Michael C. Nichols
Michael C. Nichols
Senior Vice President, General Counsel
and Corporate Secretary

EXHIBIT INDEX

Exhibit Number Description

99.1   Press Release dated December 19, 2007